Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES FOURTH QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS

Santa Clara, Calif.—January 30, 2019—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the fiscal fourth quarter and year ended December 29, 2018.

“We were very pleased to finish 2018 on a high note, with year-end backlog of $109 million at the highest level in more than eight years, driven by significant new orders in both Thin-film Equipment (TFE) and Photonics,” commented Wendell Blonigan, president and chief executive officer of Intevac. “The continued technology investments by our hard drive customers helped drive another strong growth year for our HDD business in 2018, and today we have six 200 Lean® systems in backlog and a continued solid pipeline of process module upgrades. Photonics recently announced a record order for the development of digital night vision systems destined for the ground soldier, which is the largest revenue opportunity in this business’ history. In spite of the pause in the revenue growth trajectory in our TFE growth initiatives, in 2018 we recognized revenue on three ENERGi® systems for solar ion implantation and witnessed increasing interest in the differentiated decorative coatings enabled by our INTEVAC VERTEX® system, including transitioning and gradient colors as well as patterned effects for backside cover glass. This progress in our TFE growth initiatives, along with continued strength in HDD and growing momentum for Photonics, gives us increasing confidence for a resumption of revenue growth and profitability in 2019.”

($ Millions, except per share amounts)	Q4 2018		Q4 2017
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$31.6	$31.6	$24.8	$24.8
Operating Income	$1.9	$1.8	$0.2	$0.1
Net Income (Loss)	$10.0	$1.9	$—	$(0.1)
Net Income (Loss) per Diluted Share	$0.44	$0.08	$—	$—

	Year Ended		Year Ended
	December 29, 2018		December 30, 2017
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$95.1	$95.1	$112.8	$112.8
Operating Income (Loss)	$(4.2)	$(4.3)	$4.8	$4.6
Net Income (Loss)	$3.6	$(4.4)	$4.1	$3.9
Net Income (Loss) per Diluted Share	$0.16	$(0.19)	$0.18	$0.17

Intevac’s non-GAAP adjusted results exclude where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; and (2) restructuring charges and (3) the reversal of a deferred tax asset valuation allowance. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Fourth Quarter Fiscal 2018 Summary

Net income for the quarter was $10.0 million, or $0.44 per diluted share. This compares to a net loss of $41,000, or $0.00 per diluted share, in the fourth quarter of 2017. The Company’s fourth quarter financial results include the reversal of the valuation allowance recorded against the deferred tax assets in Singapore. This reversal resulted in the recognition of a non-cash income tax benefit in the fourth quarter of 2018 of $7.9 million, or $0.34 per diluted share. Non-GAAP net income was $1.9 million, or $0.08 per diluted share, compared to a non-GAAP net loss of $83,000, or $0.00 per diluted share, for the fourth quarter of 2017.

Revenues were $31.6 million, including $23.6 million of TFE revenues and Photonics revenues of $8.0 million. TFE revenues consisted of one 200 Lean HDD system, three ENERGi solar ion implant systems, upgrades, spares and service. Photonics revenues included $2.2 million of research and development contracts. In the fourth quarter of 2017, revenues were $24.8 million, including $17.9 million of TFE revenues which consisted of two 200 Lean HDD systems, upgrades, spares and service and Photonics revenues of $6.9 million, which included $2.7 million of research and development contracts.

TFE gross margin was 30.6% compared to 45.0% in the fourth quarter of 2017 and 40.2% in the third quarter of 2018. The decline from the fourth quarter of 2017 and the third quarter of 2018 reflected the lower margin on the three ENERGi solar ion implant systems.

Photonics gross margin was 42.1% compared to 26.0% in the fourth quarter of 2017 and 35.5% in the third quarter of 2018. The improvement from the fourth quarter of 2017 and the third quarter of 2018 was primarily due to higher revenue levels and favorable product mix. Consolidated gross margin was 33.5%, compared to 39.8% in the fourth quarter of 2017 and 38.5% in the third quarter of 2018.

R&D and SG&A expenses were $8.8 million, compared to $9.7 million in the fourth quarter of 2017 and to $8.6 million in the third quarter of 2018. Lower year-over-year expenses primarily reflects cost control initiatives implemented in the first quarter of 2018.

Order backlog totaled $108.5 million on December 29, 2018, compared to $72.2 million on September 29, 2018 and $64.0 million on December 30, 2017. Backlog at December 29, 2018 included six 200 Lean HDD systems and nine ENERGi solar ion implant systems. Backlog at both September 29, 2018 and December 30, 2017 included three 200 Lean HDD systems and twelve ENERGi solar ion implant systems.

The Company ended the year with $40.3 million of total cash, restricted cash and investments and $88.7 million in tangible book value, defined as total stockholders’ equity less intangible assets.

The Company repurchased 120,000 shares of common stock for a total of $558,000 during the fourth quarter. As of December 29, 2018 the Company has repurchased 5.0 million shares for $29.1 million out of the $40 million plan.

Fiscal Year 2018 Summary

Net income was $3.6 million, or $0.16 per diluted share, compared to net income of $4.1 million, or $0.18 per diluted share, for fiscal 2017. The non-GAAP net loss was $4.4 million or $0.19 per diluted share, compared to non-GAAP net income of $3.9 million or $0.17 per diluted share for fiscal 2017.

Revenues were $95.1 million, including $69.3 million of TFE revenues and Photonics revenues of $25.8 million, of which $9.8 million was contract R&D revenues, compared to 2017 revenues of $112.8 million, including $79.0 million of TFE revenues and Photonics revenues of $33.8 million for 2017, of which $8.0 million was contract R&D revenues.

TFE gross margin was 36.5%, compared to 42.7% in 2017. The decline from 2017 reflected the lower margin on the three ENERGi solar ion implant systems and lower factory absorption. Photonics gross margin was 28.6% compared to 35.2% in 2017, reflecting a higher mix of lower-margin research and development contracts versus product sales. Consolidated gross margin was 34.4% compared to 40.5% in 2017.

Total R&D and SG&A expenses were $37.1 million compared to $41.0 million in 2017.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; (2) restructuring charges; and (3) the reversal of a deferred tax asset valuation allowance. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PST (4:30 p.m. EST). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the Company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EST. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Replay Passcode 3073578.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, and solar photovoltaic markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean®, INTEVAC MATRIX®, INTEVAC VERTEX®, ENERGi®, and oDLC® are registered trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,“ “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: customer adoption of our products, an increase in the revenue opportunity pipeline for Photonics, and the future financial performance of Intevac, such as achieving profitability. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: technology risk and challenges achieving customer adoption and revenue recognition in Thin-film Equipment markets and delays in Photonics programs, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except percentages and per share amounts)

	Three months ended		Year ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Net revenues
TFE	$23,604	$17,916	$69,348	$79,004
Photonics	7,972	6,853	25,766	33,843

Total net revenues	31,576	24,769	95,114	112,847

Gross profit	10,572	9,847	32,694	45,663
Gross margin
TFE	30.6%	45.0%	36.5%	42.7%
Photonics	42.1%	26.0%	28.6%	35.2%

Consolidated	33.5%	39.8%	34.4%	40.5%
Operating expenses
Research and development	3,973	4,089	16,862	17,724
Selling, general and administrative	4,814	5,650	20,188	23,314
Acquisition-related[1]	(147)	(42)	(139)	(223)

Total operating expenses	8,640	9,697	36,911	40,815

Total operating income (loss)	1,932	150	(4,217)	4,848

Operating income (loss)
TFE	861	1,295	(1,335)	6,116
Photonics	1,406	254	440	3,900
Corporate	(335)	(1,399)	(3,322)	(5,168)

Total operating income (loss)	1,932	150	(4,217)	4,848
Interest income and other income (expense), net	158	107	622	373

Income (loss) before income taxes	2,090	257	(3,595)	5,221
Benefit from (provision for) income taxes	7,893	(298)	7,176	(1,103)

Net income (loss)	$9,983	$(41)	$3,581	$4,118

Net income (loss) per share
Basic	$0.44	$—	$0.16	$0.19
Diluted	$0.44	$—	$0.16	$0.18

Weighted average common shares outstanding
Basic	22,790	21,794	22,519	21,555
Diluted	22,948	21,794	22,904	22,920

[1]	Amounts for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	December 29, 2018	December 30, 2017
	(Unaudited)	(see Note)
ASSETS

Current assets
Cash, cash equivalents and short-term investments	$34,791	$35,639
Accounts receivable, net	27,717	20,474
Inventories	30,597	33,792
Prepaid expenses and other current assets	2,528	2,524

Total current assets	95,633	92,429

Long-term investments	4,372	6,849
Restricted cash	1,169	1,000
Property, plant and equipment, net	11,198	12,478
Intangible assets, net	889	1,503
Deferred income tax and other long-term assets	8,809	764

Total assets	$122,070	$115,023

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$6,053	$3,949
Accrued payroll and related liabilities	4,689	6,818
Other accrued liabilities	4,952	7,688
Customer advances	14,314	11,026

Total current liabilities	30,008	29,481

Other long-term liabilities	2,438	2,879

Stockholders’ equity
Common stock ($0.001 par value)	23	22
Additional paid-in capital	183,204	177,521
Treasury stock, at cost	(29,047)	(28,489)
Accumulated other comprehensive income	378	490
Accumulated deficit	(64,934)	(66,881)

Total stockholders’ equity	89,624	82,663

Total liabilities and stockholders’ equity	$122,070	$115,023

Note: Amounts as of December 30, 2017 are derived from the December 30, 2017 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Year ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Non-GAAP Income (Loss) from Operations
Reported operating income (loss) (GAAP basis)	$1,932	$150	$(4,217)	$4,848
Change in fair value of contingent consideration obligations[1]	(147)	(42)	(139)	(223)
Restructuring charges[2]	—	—	95	—

Non-GAAP Operating Income (Loss)	$1,785	$108	$(4,261)	$4,625

Non-GAAP Net Income (Loss)
Reported net income (loss) (GAAP basis)	$9,983	$(41)	$3,581	$4,118
Change in fair value of contingent consideration obligations[1]	(147)	(42)	(139)	(223)
Restructuring charges[2]	—	—	95	—
Reversal of a deferred tax asset valuation allowance[3]	(7,909)	—	(7,909)	—
Income tax effect of non-GAAP adjustments[4]	—	—	—	—

Non-GAAP Net Income (Loss)	$1,927	$(83)	$(4,372)	$3,895

Non-GAAP Net Income (Loss) Per Diluted Share
Reported net income (loss) per diluted share (GAAP basis)	$0.44	$—	$0.16	$0.18
Change in fair value of contingent consideration obligations[1]	$(0.01)	$—	$(0.01)	$(0.01)
Restructuring charges[2]	$—	$—	$—	$—
Reversal of a deferred tax asset valuation allowance[3]	$(0.34)	$—	$(0.35)	$—
Non-GAAP Net Income (Loss) Per Diluted Share	$0.08	$—	$(0.19)	$0.17
Weighted average number of diluted shares	22,948	21,794	22,904	22,920

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]	Results for the year ended December 29, 2018 include severance and other employee-related costs related to a restructuring program.
[3]

Results for the fourth quarter and year ended December 29, 2018 include the reversal of the valuation allowance recorded against the deferred tax assets of the Company’s Singapore operations. The Company has now concluded that, as of December 29, 2018 it is more likely than not that the Company will generate sufficient taxable income in Singapore to realize its deferred tax assets. This conclusion, and the resulting reversal of the deferred tax asset valuation allowance, is based upon consideration of a number of factors, including the Company’s completion of seven consecutive quarters of profitability in Singapore and its forecast of future profitability of its Singapore operations.

[4]

The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.